Exhibit 99.5

FORM OF NOMINEE HOLDER CERTIFICATION

NAVIDEA BIOPHARMACEUTICALS, INC.

The undersigned, a bank, broker, dealer, trustee, depositary, or other nominee of non-transferable subscription rights to purchase units of Navidea Biopharmaceuticals, Inc. (the “Company”), said units each comprised of one (1) share of Series I Convertible Preferred Stock and warrants to purchase 1,3333 shares of Common Stock, pursuant to the subscription rights offering described and provided for in the Company’s prospectus dated July  , 2022, hereby certifies to the Company and Broadridge Corporate Issuer Solutions, Inc., as subscription agent for such rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of subscription rights on the terms and subject to the conditions set forth in the prospectus specified below pursuant to the basic subscription right and, on behalf of beneficial owners of subscription rights who have subscribed for the purchase of additional units pursuant to the over-subscription privilege, the number of units specified below, listing separately below each such exercised basic subscription right and the corresponding over-subscription privilege (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for units pursuant to the over-subscription privilege, each such beneficial owner’s basic subscription right has been exercised in full:

Number of Shares of Common Stock Owned or Deemed Owned (in the case of the Underwriter Warrants, the Series D preferred stock or Series F preferred stock) as of the Record Date	Individual Soliciting Broker (if any)	Number of Units Subscribed for Pursuant to the Basic Subscription Right	Number of Units Subscribed for Pursuant to the Over- Subscription Privilege
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7.

Name of Nominee Holder:

By:

Name:

Title:

Phone Number:

Dated:

Provide the following information if applicable:

DTC Participant Number:

DTC Participant:

By:

Name:

Title:

DTC Subscription Confirmation Number(s):